Exhibit 10.1

OMNIBUS AMENDMENT OF LOAN DOCUMENTS

THIS OMNIBUS AMENDMENT OF LOAN DOCUMENTS (this “Amendment”), dated as of July      , 2007 (this “Agreement”), between PH FEE OWNER LLC, a Delaware limited liability company (“Fee Owner”) and OPBIZ, L.L.C., a Nevada limited liability company (“OPBIZ”) and together with Fee Owner individually and/or collectively, as the context may require, “Borrower”), each having its principal place of business at 3667 Las Vegas Boulevard South, Las Vegas, Nevada 89109, PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation PLANET HOLLYWOOD (REGION IV), INC., a Minnesota corporation PLANET HOLLYWOOD MEMORABILIA, INC., a Florida corporation (each, a “PH Entity”), TROPHY HUNTER INVESTMENTS, LTD., a Florida limited partnership, BAY HARBOUR 90-1, LTD., a Florida limited partnership, BAY HARBOUR MASTER, LTD., a Cayman Islands exempted company, DOUGLAS TEITELBAUM, an individual and ROBERT EARL, an individual (each, a “Guarantor”) and COLUMN FINANCIAL, INC., a Delaware corporation, having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”).

WITNESSETH:

WHEREAS, pursuant to those certain loan documents listed on Schedule-1 hereto (collectively, the “Loan Documents”), between Borrower and Lender, Lender made a loan to Borrower in a principal amount of up to $820,000,000.

WHEREAS, Borrower and Lender have agreed to amend certain terms and provisions of the Loan Documents as hereinafter set forth.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree that the Loan Documents are amended and modified as hereinafter set forth:

1.     Modifications to Loan Agreement.

A.            The following definitions shall be added to Section 1.1 of the Loan Agreement (as defined on Schedule-1):

(i) “Future Funding Tranche A” shall mean an amount equal to $60,330,000.

(ii) “Future Funding Tranche B” shall mean an amount equal to $40,000,000.

(iii) “REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

B.            The definition of “Future Funding Allocation” in the Loan Agreement shall be deleted and replaced by the following:

“Future Funding Allocation” shall mean an amount equal to the sum of Future Funding Tranche A and Future Funding Tranche B, being the maximum aggregate amount of Future Funding Advances to be made hereunder with respect to any Project or for any other purpose permitted hereunder, subject to reduction pursuant to Section 2.1.5.

C.            The definition of “Excess Cash Flow Sweep Period” in the Loan Agreement shall be deleted and replaced with the following:

“ “Excess Cash Flow Sweep Period” shall mean (i) the period commencing on the date hereof and ending on the date that the Property shall have achieved a Debt Service Coverage Ratio (assuming for this purpose that the full Loan Amount has been advanced hereunder, after giving effect to (x) any reduction thereof pursuant to Section 2.1.5(c) and (y) any permitted prepayments of principal made by Borrower) of at least 1.05:1.00 for a calendar quarter and (ii) any period prior to expiration of the First Loan Year during which any portion of Future Funding Tranche B that Borrower is entitled to request has not yet been advanced to Borrower and (iii) any period during which any amount of Future Funding Tranche B that has been advanced to Borrower has not been repaid to Lender.”

D.            The definition of “Renovation Project Substantial Completion Deadline” shall be deleted and replaced by the following:

“ “Renovation Project Substantial Completion Deadline” shall mean, subject to any Excusable Delay occurring from and after July    , 2007, with respect to the Renovation Project, but specifically excluding the Modification Work, other than the renovation of an additional 448 rooms, December 31, 2007; with respect to Modification Work (other than the renovation of 448 rooms), there shall be no Renovation Project Substantial Completion Deadline.”

E.             The definition of “Spread” in the Loan Agreement shall be deleted and replaced by the following:

“Spread” shall mean (i) with respect to the Base Loan and Future Funding Tranche A, three and one quarter percent (3.25%) and (ii) with respect to

Future Funding Tranche B, seven and one half of one percent (7.50%).

F.             The following shall be added at the end of Section 2.1.3 of the Loan Agreement:

“Borrower hereby agrees that the first $60,330,000 of Future Funding advanced to Borrower hereunder shall constitute Future Funding Tranche A and any Future Funding advanced to Borrower hereunder in excess of $60,330,000 shall constitute a part of Future Funding Tranche B.”

G.            Section 2.1.5(c) of the Loan Agreement shall be deleted in its entirety and replaced with the following :

“Notwithstanding anything contained herein or in any other Loan Document to the contrary, upon the expiration of the First Loan Year, if the entirety of Future Funding Tranche B has not been received by Borrower, the obligation of Lender to lend any remaining unadvanced portion of Future Funding Tranche B shall automatically terminate, and the maximum aggregate Loan Amount hereunder shall be automatically reduced by such unadvanced amount; provided, however, that, in the event that Borrower shall so elect by irrevocable written notice delivered to Lender not less than ten (10) Business Days prior to the expiration of the First Loan Year, the following shall apply:

(i)            the then-unadvanced portion of the Future Funding Tranche B shall not be automatically terminated;

(ii)           upon the expiration of the First Loan Year, Lender shall fund an amount equal to the difference between (x) the aggregate Future Advances of Future Funding Tranche B made by Lender prior to expiration of the First Loan Year and (y) $40,000,000 into the General Reserve Account; and

(iii)          upon such deposit by Lender, the amount so deposited into the General Reserve Account, shall be deemed to have been disbursed to Borrower, shall bear interest at the Applicable Interest Rate in accordance with this Agreement and shall be held and/or disbursed in accordance with Section 7.9.”

H.            Section 2.1.5(d) of the Loan Agreement shall be deleted in its entirety and replaced with the following :

“Borrower shall pay to Lender a fee (the “Ticking Fee”) equal to (i) with respect to Future Funding Tranche A, 25 basis points per annum and (ii) with respect to Future Funding Tranche B, 150 basis points per annum, on the average daily amount by which Future Funding Tranche A or Future Funding Tranche B (as applicable) of the Future Funding Allocation (as it may be reduced pursuant to this Section 2.1.5) exceeds the aggregate amount of all Future Funding Advances with respect to Future Funding Tranche A or Future Funding Tranche B, as applicable, during the period for which payment is made.  Such Ticking Fee shall be payable on the basis of the annual rate set forth above monthly in arrears on or before each Payment Date with respect to each Interest Period hereunder commencing on (x) November 30, 2006 with respect to Future Funding Tranche A and (y) July     , 2007 with respect to Future Funding Tranche B, and shall be computed on the basis of the actual number of days elapsed in a year of three hundred sixty (360) days.”

I.              The final sentence of Section 2.4.1 of the Loan Agreement shall be deleted and replaced by the following:

“Notwithstanding the foregoing, following the Lockout Release Date, Borrower may at any time, prepay a portion of the outstanding principal of the Loan in an aggregate amount not to exceed Fifty Million Dollars ($50,000,000) without the requirement to pay any Spread Maintenance; provided, that any repayments of Tranche B made out of the FF&E Reserve Account or the Timeshare Project Proceeds Account shall not be included in such $50,000,000; provided further that, if such prepayment occurs on a date other than a Payment Date, Borrower shall pay Lender all interest which would have accrued on the amount of the Loan so prepaid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment.”

J.              Clause “(iii)” of Section 5.2.11(a) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“(iii) with the prior consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed) or, after a Securitization, after receipt of Rating Agency Confirmation”

K.            In Section 5.2.11(b) of the Loan Agreement, the following shall be added after “(or waived by lender in its sole discretion”:

“; provided Lender has received an opinion of counsel that such waiver would not adversely affect the REMIC status of any REMIC Trust or result in the imposition of tax on any REMIC Trust.”

L.             The following shall be added after each occurrence of the phrase “Lender’s prior approval” in Section 5.2.11(c) in the Loan Agreement:

“(or, after a Securitization, after receipt of Rating Agency Confirmation)”

M.           The following shall be added at the end of Section 7.3.1 of the Loan Agreement:

“Each deposit made by Borrower into the FF&E Reserve Account shall be treated as follows: 75% of each such deposit shall be segregated (together with 75% of any other such deposits) within the FF&E Reserve Account, to be utilized solely with respect to guest rooms or to prepay Tranche B in accordance with and as permitted by in accordance with Section 7.3.2.  The remaining 25% of each such deposit shall be segregated (together with 25% of any other such deposits) to be used in accordance with Section 7.3.2 for FF&E other than FF&E applicable to guest rooms.  Amounts so segregated for the purpose of guest rooms shall be referred to herein as the “Room FF&E Funds” and amounts so segregated with respect to FF&E outside of guest rooms shall be referred to as “Non-Room FF&E Funds”).

The following shall be added following the second sentence of Section 7.3.2 of the Loan Agreement:

“Borrower hereby agrees that by reason of any Project, (i) no more than 425 rooms may be unavailable for guests at any one time, (ii) no more than 275 rooms may be unavailable for guests at any one time for a period exceeding eight (8) consecutive months and (iii) no more than 400 rooms may be unavailable for guests at any one time for a period exceeding four (4) consecutive months.”

N.            In Section 7.3.2, of the Loan Agreement, the final sentence prior to subparagraph (a) shall be deleted and replaced with the following: “Notwithstanding the foregoing, Borrower shall apply an amount (the “Additional Room Renovation Amount”) equal to 75% of each monthly deposit into the FF&E Reserve to renovate 1,056 rooms to be renovated as part of the Renovation Project and may apply the Additional Room Renovation Amount to renovate other rooms as part of the Renovation Project, provided that:”.

O.            Section 7.3.2 of the Loan Agreement shall be amended as follows:

(i)            Subparagraph “(a)” of Section 7.3.2 shall be deleted and replaced with the following: “(a) Intentionally Omitted”.

(ii)           Subparagraph “(b)” of Section 7.3.2 shall be deleted and replaced with the following: “(b) Intentionally Omitted”.

(iii)          In subparagraph “(c)” of Section 7.3.2, the term “Additional Rooms” shall be replaced with the term “rooms” wherever it appears.

(ii)           The following shall be inserted as a new paragraph following subparagraph (c) of Section 7.3.2: “(d) Following Final Completion of 1,056 rooms to be renovated as part of the Renovation Project in accordance with subparagraphs (a)-(c) above, provided no Event of Default has occurred and is continuing Borrower may elect to apply Room FF&E Funds to prepay outstanding portions of Future Funding Tranche B without the requirement to pay Spread Maintenance.”

P.             Section 7.6.1 of the Loan Agreement shall be modified as follows:

(i)  the word “or” at the end of Section 7.6.1(ii) shall be deleted;

(ii)  the period at the end of Section 7.6.1(iii) shall be replaced with a semicolon; and

(iii)                 the following shall be inserted after Section 7.6.1(iii):

“(iv) any portion of Future Funding Tranche B that Borrower is entitled to request has not yet been advanced to Borrower; or (v) any period during which any amount of Future Funding Tranche B that has been advanced to Borrower has not been repaid to Lender.”

Q.            The following shall be added at the end of Section 7.6.2 of the Loan Agreement:

“During a Timeshare Proceeds Sweep Period, provided that no Event of Default has occurred and is then continuing, Borrower shall have the right, in compliance with the terms, conditions and procedures of Article III relating to Project Advances, to request that Lender (subject to the terms, conditions and procedures of Article III) either (i) until Future Funding Tranche B has been repaid in whole, advance amounts on deposit in the Timeshare Project Proceeds Account to Borrower for the payment of Project Costs in accordance with the terms hereof governing the application of Project Advances or (ii) apply amounts on deposit in the Timeshare Project Proceeds Account to prepay outstanding portions of Future Funding Tranche B without the requirement to pay Spread Maintenance.”

2.     Representations:

A.            Organization.  Each Borrower Party (as defined in the Loan Agreement) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged.  Each Borrower Party is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations.  Each Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.  The sole business of each Borrower is the direct or indirect ownership, management and operation of the Property.  Attached hereto as Schedule II is a true, correct and complete chart showing the direct ownership interests in each Borrower Party and identifying the respective direct or indirect interests held by each Sponsor.

B.    Proceedings.  Each Borrower Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party.  This Amendment and such other Loan Documents have been duly executed and delivered by or on behalf of each Borrower Party that is a party thereto and constitute legal, valid and binding obligations of each Borrower Party enforceable against each Borrower Party in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

C.    No Conflicts.  The execution, delivery and performance of this Amendment and the other Loan Documents by each Borrower Party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of each Borrower Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which each Borrower Party is a party or by which any of each Borrower Party’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over each Borrower Party or any of each Borrower Party’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such

Governmental Authority required for the execution, delivery and performance by each Borrower Party of this Amendment or any other Loan Documents has been obtained and is in full force and effect.

D.    Other Representations. All of the representations set forth in the Loan Agreement are hereby incorporated by reference and are deemed remade on and as of the date hereof and all references therein to “the Loan,” “this Agreement” and “the Loan Documents” shall be deemed to refer to the Loan, the Loan Agreement and the Loan Documents as same have been  amended and modified by this Amendment.

3.             Funding of Tranche A: Borrower has requested that Lender fund the entire available balance of Future Funding Tranche A on the date hereof.  Pursuant to such request, Lender has, on the date hereof, funded such balance in the amount of $31,433,623 into the General Reserve.

4.             Modifications to Renovation Project.  Lender hereby consents to modifications of  the scope of the work constituting the Renovation Project (as defined in the Loan Agreement), which modification of scope (the “Modification”) is described on Exhibit B hereto; it being agreed by Borrower that notwithstanding Lender’s foregoing consent to the Modification, as a condition precedent to Lender’s obligation to make any Project Advances to be used for any work contemplated by the Modification (the “Modification Work”), Borrower shall satisfy, to Lender’s reasonable satisfaction (or same shall be waived by Lender in its sole and absolute discretion), the conditions set forth in Sections 3.1.7 and 3.1.8 of the Loan Agreement in connection with such work.  Lender shall not disapprove any Advance with respect to the Modification Work, on the basis of the requirements of Sections 3.1.8(f) or 3.1.8(h), provided that (i) the Renovation Project Budget provides for aggregate contingencies of not less than $5,000,000, (ii) the Modification Work for which such Advance is requested and the cost thereof are consistent with Exhibit B hereto.  Lender hereby consents to the re-allocation of $18,600,000 in unused contingencies and cost savings attributable to work contemplated by the original scope of the Renovation Project to the Modification Work.  Lender agrees that (i) notwithstanding the terms of Section 3.1.12(b)(vii) of the Loan Agreement, Borrower shall be entitled to exceed the $20,000,000 aggregate cost limit set forth in Section 3.1.12(b)(vii) by an additional $20,000,000 to the extent necessitated by the Modification Work and (ii) notwithstanding the terms of Section 3.1.12(d)(ii) of the Loan Agreement, Borrower shall be entitled to exceed the $15,000,000 aggregate limit in Section 3.1.12(d)(ii) by an additional $20,000,000 to the extent necessitated by the Modification Work.

5.             Bifurcation of Spread.  Borrower agrees that other than prepayments of Future Funding Tranche B with funds on deposit in the FF&E Reserve Account or Timeshare Project Proceeds Account to the extent permitted under the Loan Agreement (as amended hereby), four and sixty five one hundredths percent (4.65%) of any pay-down of the principal amount of the Loan shall be applied to the principal amount of Future Funding Tranche B and the remaining portion of such pay-down shall be applied to the remaining principal of the Loan (and any relief from payment of Spread Maintenance as contemplated in Section 2.4.1 of the Loan Agreement shall be divided in such same proportion between Future Funding Tranche B and the remaining portion of the Loan).  Notwithstanding the foregoing, following an Event of Default, any reduction of principal shall be made in the order determined by Lender in its sole discretion.

6.             Modification of Ancillary Loan Documents:

A.            From and after the date hereof, any references to “$820,000,000” in the Ancillary Loan Documents (as defined on Schedule-1) shall be replaced by “$860,000,000.”

B.            All references in the Ancillary Loan Documents to “the Loan,” and “the Loan Documents” shall be deemed to refer to the Loan and the Loan Documents as same have been amended and modified by this Amendment.

C.            Lender expressly acknowledges and agrees that any amendment to the OpBiz Pledge (as defined on Schedule-1) shall not be effective until same is approved by the Gaming Authorities.  Borrower hereby agrees to diligently and continuously pursue consent of the Gaming Authorities to the modification of the OpBiz Pledge by this Amendment.

D.            The term “Pledged Company Interests” in the TSP Pledge (as defined on Schedule-1) shall be deleted and replaced with the following:

“Pledged Company Interests” means the limited liability company interests of Pledgor in TSP Owner listed on Schedule 1 hereto, together with all membership or partnership interest certificates, options or rights of any nature whatsoever which may be issued or granted by TSP Owner to Pledgor while this Agreement is in effect.”

E.             Borrower agrees that the “Interest Rate Cap Agreement,” as such term is defined in the Cap Assignment (as defined on Schedule-1) has been amended to increase the notional amount thereof to $860,000,000 and that the Cap Assignment shall apply to the Interest Rate Cap Agreement as so amended.

7.             Amended Warrant Documents: Lender hereby approves that certain First Amended and Restated Investors Right Agreement and form of Restated Warrant to Purchase Interests of MezzCo LLC in the forms attached as Exhibit A hereto.

8.             Ratification of Guaranties:  By its signature below, each Guarantor (as defined in the Loan Agreement) ratifies this Amendment and agrees that (i) each Guaranty (as defined the Loan Agreement) to which it is a party is hereby ratified and confirmed and that each such Guaranty shall continue in full force and effect and (ii) any references to “the Loan” or “the Loan Documents” in the Guaranty to which it is a party shall be deemed to refer to the Loan and the Loan Documents as same have been amended by this Amendment.  Each Guarantor party to the Completion Guaranty hereby agrees that as used in the Completion Guaranty, the term “Renovation Project” shall mean the Renovation Project as same may be expanded or otherwise modified with Lender’s consent.

9.             Ratification by PH Entities:  By its signature below, each PH Entity (as defined in the Loan Agreement) ratifies this Amendment and agrees that (i) each Loan Document to which it is a party is hereby ratified and confirmed and that each such Loan Document shall continue in full force and effect and (ii) any references to “the Loan” or “the Loan Documents” in the Loan Document to which it is a party shall be deemed to refer to the Loan and the Loan Documents as same have been amended by this Amendment.

10.           Acknowledgment of Participation:  Borrower hereby acknowledges that Lender intends to transfer the Note and the other Loan Documents to a trustee (“Trustee”) of a trust (the “Trust”) under a pooling and servicing agreement in connection with the Securitization of a portion of the Note.  In connection with such transfer, a Participation Agreement (the “Participation Agreement”) has been executed, which will divide the rights and obligations of the Lender under the Note and the other Loan Documents into two or more participations, one of which (the Securitized Participation”) will be transferred to the Trustee.  Certain of the other participations (each, a “Secondary Participation”) have been sold in accordance with the terms of the Loan Documents and the Participation Agreement.  Sections 2.1.3 and 2.1.5 of the Loan Agreement obligate Lender to make future advances of funds to Borrower with respect to the Property upon fulfillment of certain conditions (such obligation, the “Future Funding Obligation”).  Pursuant to the terms of the Participation Agreement, the Future Funding Obligation will not be included in the Securitized Participation, but will be included in one of the Secondary Participations.  By its execution and delivery of this Amendment and its acceptance of advances under the Loan on the date hereof in accordance with the terms of the Loan Documents, Borrower hereby acknowledges, confirms and agrees that: (i) the Note will be transferred to the Trust; (ii) the Future Funding Obligation is and will be solely the obligation of a holder (the “Future Funding Holder”) of the applicable Secondary Participations; (iii) from and after the date of transfer of the Future Funding Obligation to the Future Funding Holder, the Future Funding Obligation will be solely the obligation of the Future Funding Holder on the same terms and conditions specified in the Note and the related Loan Documents; and  (iv) Borrower will not have any right of offset of other claim against any Trust (or its assigns or beneficiaries) as holder of the Note or any interest therein in connection with the Future Funding Obligation.

11.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12.           Ratification.  The Loan Agreement and other Loan Documents as expressly amended hereby are ratified and confirmed and shall continue in full force and effect.

13.           Release; No Offsets.  Borrower and each Guarantor hereby release and forever discharge Lender, its agents, servants, employees, directors, officers, attorneys,

branches, affiliates, subsidiaries, participants, successors and assigns and all persons, firms, corporations and organizations in its behalf of and from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which Borrower or any Guarantor may now have or claim to have against Lender, as of the date hereof, whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way touching, concerning, arising out of or founded upon the Loan Documents, as herein or concurrently herewith modified.  Borrower and each Guarantor hereby acknowledges and agrees that as of the date hereof there are no offsets, counterclaims or defenses of any nature whatsoever with respect to the Loan or the Loan Documents or to the performance by Borrower or such Guarantor of its obligations under the Loan Documents.

14.           Governing Law.  This Amendment shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

15.           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one original.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, Borrower and Lender have duly executed this Amendment as of the day and year first above written.

BORROWER:

PH FEE OWNER LLC
a Delaware limited liability company

By:	/s/ MARK HELM
Name: Mark Helm
Title: Senior Vice President/General Counsel

OPBIZ, L.L.C.
a Nevada limited liability company

By:	/s/ DONNA LEHMANN
Name: Donna Lehmann
Title: Executive Vice President/Chief Financial Officer

LENDER:

COLUMN FINANCIAL, INC.,
a Delaware corporation

By:	/s/ ROMAN MARIN
Name: Roman Marin
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

PH ENTITIES (solely for the purpose of agreeing to Section 9 hereof):

PLANET HOLLYWOOD (REGION IV), INC., a Minnesota corporation

By:	/s/ ROBERT EARL
Name: Robert Earl
Title: Chairman

PLANET HOLLYWOOD MEMORABILIA, INC.,
a Florida corporation

By: :	/s/ ROBERT EARL
Name: Robert Earl
Title: Chairman

[SIGNATURES CONTINUE ON NEXT PAGE]

GUARANTORS (solely for the purpose of agreeing
to Section 8 and Section 13 hereof):

TROPHY HUNTER INVESTMENTS, LTD., a
Florida limited partnership

By:	/s/ DOUGLAS TEITELBAUM
Name: Douglas Teitelbaum
Title: Manager

BAY HARBOUR 90-1, LTD.,
a Florida limited partnership

By:	/s/ DOUGLAS TEITELBAUM
Name: Douglas Teitelbaum
Title: Manager

BAY HARBOUR MASTER, LTD.,
a Cayman Islands exempted company,

By: :	/s/ DOUGLAS TEITELBAUM
Name: Douglas Teitelbaum
Title: Manager

BAY HARBOUR MASTER, LTD.,
a Cayman Islands exempted company,

By: :	/s/ STEVEN A. VAN DYKE, CFA
Name: Steven A. Van Dyke, CFA
Title: Managing Principal of Investment Manager

DOUGLAS TEITELBAUM, an individual

/s/ DOUGLAS TEITELBAUM

ROBERT EARL, an individual

/s/ ROBERT EARL

1

SCHEDULE I

Loan Documents

Items 6 through 36 hereof shall collectively be referred to in this Amendment as the “Ancillary Loan Documents.”

1.                                       Loan Agreement by and between Borrower and Lender (the “Loan Agreement”)

2.                                       Promissory Note by Borrower in favor of Lender

3.                                       Deed of Trust, Financing Statement, Fixture Filing and Security Agreement by Borrower to First American Title Insurance Company, for the benefit of Lender

4.                                       Deed of Trust, Financing Statement, Fixture Filing and Security Agreement by TSP Owner LLC to First American Title Insurance Company, for the benefit of Lender

5.                                       Assignment of Leases, Rents and Security Deposits by Borrower in favor of Lender

6.                                       Assignment of Contracts, Operating Permits and Construction Permits by Borrower in favor of Lender

7.                                       Guaranty Agreement by Bay Harbour 90-1, Ltd., Trophy Hunter Investments, Ltd. and Bay Harbour Master Ltd. in favor of Lender

8.                                       Guaranty Agreement by Douglas Teitelbaum in favor of Lender

9.                                       Guaranty Agreement by Robert Earl in favor of Lender

10.                                 Environmental Indemnity Agreement by Borrower in favor of Lender

11.                                 Completion Guaranty made by Bay Harbour 90-1, Ltd., Trophy Hunter Investments, Ltd., Bay Harbour Master Ltd. and Robert Earl in favor of Lender

12.                                 Restricted Account Agreement (Access Restricted Immediately) by and among Borrower, Lender and Wells Fargo Bank, National Association

13.                                 Bank Acknowledgment by KeyBank, N.A.

14.                                 Restricted Account Agreement by and among Borrower, Lender and Wells Fargo Bank, National Association

15.                                 Manager Subordination and Cooperation Agreement by and among Sheraton Operating Corporation and Lender

16.                                 Licensor Subordination and Cooperation Agreement by the PH Entities in favbor of Lender

17.                                 Security Agreement by the PH Entities in favor of Lender

18.                                 Security Agreement (Copyrights) by OpBiz in favor of Lender

19.                                 Security Agreement (Trademarks) by OpBiz in favor of Lender

20.                                 Security Agreement (Trademarks) by Planet Hollywood (Region IV), Inc. in favor of Lender

21.                                 Security Agreement (Copyrights) by Planet Hollywood International, Inc. in favor of Lender

22.                                 Collateral Assignment of Interest Rate Cap Agreement made by Borrower in favor of Lender (the “Cap Assignment”)

23.                                 Collateral Assignment of Timeshare Project Proceeds made by Borrower and TSP Owner in favor of Lender

24.                                 Pledge and Security Agreement made by MezzCo, L.L.C. in favor of Lender (the “OpBiz Pledge”)

25.                                 Pledge and Security Agreement made by Fee Owner in favor of Lender (the “TSP Pledge”)

26.                                 Operations and Maintenance Agreement made by Borrower in favor of Lender

27.                                 UCC-1 Financing Statement (DE) - Fee Owner

28.                                 UCC-1 Financing Statement (NV) – OpBiz

29.                                 UCC-1 Financing Statement (NV Clark County) - Fee Owner

30.                                 UCC-1 Financing Statement (NV Clark County) - OpBiz

31.                                 UCC-1 Financing Statement (NV) - OpBiz (IP Collateral)

32.                                 UCC-1 Financing Statement (DE) - TSP Owner

33.                                 UCC-1 Financing Statement (NV Clark County) - TSP Owner

34.                                 UCC-1 Financing Statement (MN) – PHIV

35.                                 UCC-1 Financing Statement (FL) - Planet Hollywood Memorabilia, Inc.

36.                                 UCC-1 Financing Statement (DE) - PHI

SCHEDULE II

Organizational Structure of Borrower

(See Attached)